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                                 EXHIBIT 21.1

All subsidiaries listed below were in existence as of June 15, 1998.

Direct Subsidiaries of the Company (Delaware)

1.   Cosmar Corporation (Delaware)
2.   Renaissance Guarantor, Inc. (Delaware)
3.   RCI China, Inc. (Delaware)

Direct Subsidiaries of Cosmar Corporation

1.   Dana Perfumes Corp. (Delaware)

Direct Subsidiaries of Dana Perfumes Corp.

1.   Marcafin S.A. (Switzerland)
2.   Estalvi S.A. (Switzerland)
3.   Financiera de Perfumeria S.A. (Panama)
4.   Perfumes Dana S.A.I.C. (Argentina)
5.   Perfumes Dana do Brasil, S.A. (Brazil)
6.   Dana S.A. (Spain)
7.   Dana Perfumes (Pty), Ltd. (South Africa)
8.   Dana U.K. Limited (U.K.)
9.   MEM Company, Inc. (New York)
10.  Houbigant (1995) Limited (Canada)
11.  RSH 149 S.A.R.L. (France)
12.  Renaissance International Export, Inc. (Delaware)

Direct Subsidiaries of Estalvi S.A.

1.   Perfumes and Cosmetics Importers, Inc. (Puerto Rico)
2.   Parfums Dana Export Corp. (New York)

Direct Subsidiaries of MEM Company, Inc.

1.   Tinkerbell, Inc. (New York)
2.   St. Thomas Leatherworks Limited (Jamaica)
3.   Alliance Trading Co., Inc. (Puerto Rico)
4.   Tinkerbell (U.K.) Ltd. (U.K.)